SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2003


                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                                       98-0202944
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

789 West Pender Street, Suite 460
Vancouver, British Columbia, Canada                          V6C 1H2
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           604-646-6903
                                                             ------------

Commission File Number:  000-30258
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(Former name or former address,                              (Zip Code)
if changed since last report.)




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The  following   information   specifies   forward-looking   statements  of  our
management.   Forward-looking   statements  are  statements  that  estimate  the
happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as
"may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable",
"possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.


ITEM 5. OTHER EVENTS

We are extremely pleased to announce that the Z2 Well on the Green Ranch Prospect has now been successfully connected to the high pressure gas system and the well is currently flowing gas that is being sold. The well was tested with rates up to 1.5 million cubic feet of gas per day ("mmcf/d") and has been put on line for sales generating rates up to 900 thousand cubic feet of gas per day ("mcf/d"). The BTU count (British Thermal Units, the measurement of the quality of gas with 1,000 being average) was tested at 1,114.5 BTU's, therefore garnering a premium for the gas being sold. Bottom hole pressure was calculated at 1,689 pounds per square inch gauge ("psig") and casing pressure was measured at 1,480 psig. The key to this new discovery for us is that it was made in the fractured formation that has essentially not been tested in the past. This major new discovery could mean a more substantial drill program for us than the proposed 15 well program previously announced.

The operator is currently gathering all the additional data needed in order to develop a multi-well drill program to exploit this new formation. We are currently negotiating to increase the acreage in this prospect due to positive results that have been experienced to date.

The Z1 Well is currently producing both oil and gas revenue for us. This gas zone tested as high as 797 mcf/d and tested at 1,135 BTU's. Gas sales rates have



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been up to 250 mcf/d and the oil has been  calculated  up to 48 barrels per day.
After having obtained the results of the Z2 Well, the formation that the Z1 Well tested into will not be the main focus of future wells drilled on this prospect. The majority of the resources and attention will now be applied to the formation that the Z2 Well tapped into due to its apparent larger potential.

Professional Engineer for the Green Ranch Prospect, Larry Burroughs, believes that based upon his interpretations of the all the data collected to date for the Z2 Well, that "the gas-in-place volume calculates 3.866 billion cubic feet ("bcf") of gas for a 160 acre drainage area." Based on a current natural gas price of $5.97 per mcf, a simple gross calculation of gas value would be 5.97 times 3.866 bcf would equal a gross value before any deductions of $23,080,020. "We were advised by a local geologist that a "look-alike" zone 2 counties away (but essentially the same formation) produced close to 7 bcf of gas per well. He advises that this well (Z2) is acting the same." The Green Ranch Prospect currently consists of 4,131 acres.

The Green Ranch Prospect is a proposed 15 well program consisting of 4,131 acres of leasehold on the Green Ranch in Stephens County, Texas. This leasehold is located approximately 50 miles northeast of Abilene, Texas and approximately 10 miles northwest of Breckenridge, Texas, along the North Stephens-Shackelford County line. The Green Ranch Prospect lies within an oil and gas producing province identified as Texas Railroad Commission District 7B, which encompasses 24 counties in North Central Texas. TRRC reports indicate District 7B has produced a total of 2.225 billion barrels of oil from 1935 through to June 2001. These reports also indicate the district has made 2.277 tcf of unassociated gas (gas wells) from 1970 through to June 2001. It is estimated that this district accumulated approximately 2.78 TCF of casinghead gas. During the year 2000, District 7B made 14.1 million barrels of oil, 18.6 bcf of casinghead gas and
45.3 bcf of unassociated gas. There has been over $1.9 million spent on the Green Ranch Prospect.

In other corporate news, we expect to have an announcement regarding the exciting 50 well oil prospect in Saskatchewan Canada, within 7 to 10 business days. We are also conducting due diligence on another completely different large potential gas project also located in Saskatchewan, Canada.

Bernie McDougall, our president stated, "We are ecstatic at the events that have transpired over the past few weeks. The company is growing by new oil and gas discoveries and we plan to continue this aggressive growth strategy in the years to come. Now having two separate wells on line and producing revenue for the company, currently puts MSEV in better shape fundamentally than at any other point in the company's past. This Green Ranch Field could be a prospect that MSEV will be able to use as a foundation to build the company from as we strive to become and mid-range oil and gas company. We are quite confident that further exciting announcements regarding additional oil and gas projects are forthcoming and will add tremendously to the company's future growth and to shareholders' value. At a current market cap of around 1 million, we feel this new discovery is major for MSEV and could offer tremendous leverage for MSEV shareholders in the short term as well as for many years to come."

We are an emerging oil and gas company with the goal of becoming a mid-range oil and gas producer that focuses on the North American marketplace.


ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.


ITEM 7. FINANCIAL STATEMENTS

Not Applicable.





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ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.


ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.



















































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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MICRON ENVIRO SYSTEMS, INC.


/s/ Bernard McDougall
-------------------------------
Bernard McDougall
President & Director

Date:   April 1, 2003






























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